Exhibit 24.01
POWER OF ATTORNEY

The undersigned director of Xcel Energy Inc., a Minnesota corporation (the “Company”), does hereby make, constitute and appoint Robert C. Frenzel, Brian J. Van Abel and Ryan Long, and each or any one of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead and in any and all capacities, to sign and affix the undersigned’s name as such director of the Company to an Annual Report on Form 10-K for the year ended December 31, 2025, pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), including any and all exhibits, schedules, supplements, certifications and supporting documents thereto and all amendments, supplements and corrections thereto, to be filed by the Company with the Securities and Exchange Commission (the “SEC”), as required in connection with its registration under the 1934 Act, and to file the same, with all exhibits thereto and other supporting documents, with the SEC.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25 day of February, 2026.

/s/ MEGAN BURKHART	/s/ RICHARD O'BRIEN
Megan Burkhart Director	Richard O’Brien Director
/s/ LYNN CASEY	/s/ CHARLES PARDEE
Lynn Casey Director	Charles Pardee Director
/s/ MARIA DEMAREE	/s/ JAMES PROKOPANKO
Maria Demaree Director	James Prokopanko Director
/s/ NETHA JOHNSON	/s/ DEVIN STOCKFISH
Netha Johnson Director	Devin Stockfish Director
/s/ PATRICIA KAMPLING	/s/ TIM WELSH
Patricia Kampling Director	Tim Welsh Director
/s/ GEORGE KEHL
George Kehl Director